UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 9, 2009

IMS HEALTH INCORPORATED
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-14049	06-1506026
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

901 Main Avenue Norwalk, Connecticut	06851
(Address of Principal Executive Office)	(Zip Code)
(203) 845-5200
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 9, 2009, the Board of Directors of IMS Health Incorporated (the “Company”) appointed Bradley T. Sheares to the Board of Directors of the Company, effective April 21, 2009, to serve until the 2009 annual meeting of shareholders.  Dr. Sheares is the former chief executive officer and a former member of the Board of Directors of Reliant Pharmaceuticals, Inc., a pharmaceutical company that marketed a portfolio of branded cardiovascular medicines.  Dr. Sheares has not been assigned to a committee of the Company’s Board of Directors as of the date of this report.

Dr. Sheares will receive non-employee director remuneration in accordance with the Company’s standard remuneration policies for non-employee directors.  In accordance with those policies, Dr. Sheares will receive a one-time grant of restricted stock units with a value of $40,000 on April 21, 2009.  This award is subject to a risk of forfeiture for five years but restrictions lapse upon death, disability or upon termination in other circumstances as determined by the Company’s Human Resources Committee.  Dividend equivalents will be credited on the restricted stock units and payable at settlement of the award.  Dr. Sheares will receive other remuneration for service as a director in accordance with the Company’s standard policies, including an annual retainer at a rate of $45,000 per year, together with meeting fees of $1,500 for each board and committee meeting he attends.  If current policies remain in effect, he will be eligible to receive an annual grant of 2,620 restricted stock units as well as an annual grant of restricted stock units with a value of $70,000 in April 2009. The current policy regarding such annual grants and other policies regarding non-employee director remuneration are described in the Company’s Definitive Proxy Statement filed under Schedule 14A on March 28, 2008, which description is hereby incorporated by reference into this Item 5.02.

Dr. Sheares has no arrangement or understanding with any person regarding his selection as a director of the Company.  Dr. Sheares does not have any related person transactions with the Company reportable under Item 404(a) of Regulation S-K.

A copy of the Company’s press release dated March 10, 2009 announcing the appointment of Dr. Sheares as a director of the Company is filed as Exhibit 99.1 hereto and incorporated by reference into this Item 5.02.

Item 9.01.     Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 99.1	Press release issued by IMS Health Incorporated, dated March 10, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMS HEALTH INCORPORATED

Date:	March 10, 2009	By:	/s/ Robert H. Steinfeld
Robert H. Steinfeld
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release issued by IMS Health Incorporated, dated March 10, 2009.